EXHIBIT 23.17

[Letterhead of Chiomenti Studio Legale]

Consent

We hereby consent to (i) the inclusion of the summary of our legal opinion, dated December 2, 2015, in the Registration Statement on Form F-4 of Enersis Américas S.A. and the related joint information statement/prospectus, which is part of the Registration Statement, as amended (the “Registration Statement”), (ii) the references to such opinion and our firm in the Registration Statement, (iii) the filing of such opinion with the Securities and Exchange Commission (the “Commission”), and (iv) any references to such opinion and our firm in filings with the Commission. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder, nor do we hereby admit that we are an expert with respect to any part of such Registration Statement within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission promulgated thereunder.

/s/ Chiomenti Studio Legale
Chiomenti Studio Legale

August 26, 2016